Exhibit 21








                     SUBSIDIARIES

                     1.   Puget Western, Inc.
                      19515 North Creek Parkway
                      Suite 310
                      Bothell, Washington  98011

                     2.   Puget Sound Energy Company
                      P.O. Box 97034
                      Bellevue, Washington  98009-9734

                     3.   TELLUS, INC.
                      19515 North Creek Parkway
                      Suite 310
                      Bothell, Washington  98011

                     4.   Puget Energy, Inc.
                      411-108th Avenue Northeast
                      Bellevue, Washington  98004-5515

                     5.   Hydro Energy Development Corporation
                      19515 North Creek Parkway
                      Suite 310
                      Bothell, Washington  98011